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                                                                   Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report included in this on Form 8-K, into Newmont Mining Corporation's previously filed S-8 Registration Statement No.33-49872, S-8 Registration Statement No. 33-53267, S-3 Registration Statement No. 33-54249, S-8 Registration Statement No. 33-62469, S-8 Registration Statement No. 333-04161, S-4 Registration Statement No. 333-19335 and Post Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-19335-01.



                                      /s/ ARTHUR ANDERSEN LLP
                                      ------------------------
                                          ARTHUR ANDERSEN LLP


Denver, Colorado
November 10, 1997.